TILLMAN INTERNATIONAL, INC.

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement") is made as of the 22nd day of December, 2003, by and among Wallace Boyack, an individual (the "Seller") and Silvestre Hutchinson, an individual (the "Purchaser").

                                    RECITALS

      A. The Seller is the owner of 1,130,000 shares of common stock, par value $0.001 per share (the "Common Stock") of Tillman International Inc., a Utah corporation (the "Company").

      B. The Seller desires to sell 800,000 shares (the "Shares") of Common Stock of the Company to the Purchaser, and the Purchaser desires to purchase the Shares from the Seller, on the terms and subject to the conditions set forth herein.

      C. The Seller and the Company further desire to cancel 300,000 shares of Common Stock held by Seller, on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

      It is agreed as follows:

      1. PURCHASE AND SALE OF SHARES.

            1.1 Purchase and Sale of Shares. In reliance upon the representations and warranties of the Seller and the Purchaser contained herein and subject to the terms and conditions set forth herein, at Closing, the Purchaser hereby agrees to purchase, and the Seller hereby agrees to sell to the Purchaser, the Shares, at a purchase price of $0.34375 per Share (the "Purchase Price").

            1.2 Cancellation of 300,000 Shares. The Seller shall, at Closing, submit 300,000 shares of Common Stock to the Company (or its transfer agent) for cancellation.

            1.3 Deliveries by Purchaser. The Purchaser shall deliver a check or wire transfer to the Seller in the amount of the Purchase Price for each Share purchased.

      2. CLOSING(S).

            2.1 Date and Time. The closing of the sale of Shares contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser's counsel or at such other place as the Seller and the Purchaser shall agree in writing concurrently with the execution of this Agreement (the "Closing Date").

            2.2 Deliveries. At the Closing, the Seller shall deliver the following to the Purchaser:

                  2.2.1 The certificates representing the Shares, duly endorsed or delivered with blank stock powers appropriately executed, in either case with medallion signature guarantees, in the name of the Purchaser against payment of the Purchase Price.

                  2.2.2 The certificate representing the 300,000 shares to be cancelled pursuant to Section 1.2, along with irrevocable instructions to the Company's transfer agent, jointly executed by the Seller and the Company, to cancel the 300,000 shares represented by said certificate.

                  2.2.3 The articles of incorporation, bylaws, minutes, and other corporate books and records of the Company.

                  2.2.4 Resignations of Thomas Harkness and Jacki Bartholomew from their positions as officers and directors of the Company.

                  2.2.5  Resolutions  of  the  board  of  directors   appointing
Silvestre Hutchinson and Mark Elrod as directors of the Company.

                  2.2.6 A resignation of the Seller from his position as an officer and director of the Company.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      As a material inducement to the Purchaser to enter into this Agreement and to purchase the Shares, the Seller represents and warrants that the following statements are true and correct in all respects as of the date hereof, except as expressly qualified or modified herein.

            3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

            3.2 Capitalization. The Company is authorized to issue 40,000,000 shares of Common Stock of which, as of the date hereof, 1,857,500 shares were issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no outstanding options, warrants, calls or other rights (including conversion or pre-emptive rights and rights of first refusal) or agreements for the purchase or acquisition of shares of Common Stock from the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock of the Company.


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

            3.3 Validity of Transactions. This Agreement, and each document executed and delivered by the Seller in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Seller and is each the valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

            3.4 Valid Issuance of Shares. The Shares that are being sold to the Purchasers hereunder are duly and validly issued, fully paid, nonassessable, and free of restrictions on transfer, other than restrictions on transfer (a) under this Agreement, (b) under applicable federal and state securities laws, and (c) under a covenant granted by the Company to the National Association of Securities Dealers that the Company will not allow the Shares to be freely traded unless the sale of such Shares is first registered with the Securities & Exchange Commission pursuant to the Securities Act of 1933, and will be free of all other liens and adverse claims.

            3.5 Title to Shares. The Seller is the sole record and beneficial owner of the Shares, free and clear of all liens, encumbrances, equities, assessments and claims, and, upon delivery of the Shares by the Seller and payment of the Purchase Price in full by the Purchaser pursuant to this Agreement, the Seller will transfer to the Purchaser valid legal title to the Shares, free and clear of all liens, encumbrances, equities, assessments and claims.

            3.6 No Violation. The execution, delivery and performance of this Agreement will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

            3.7 SEC Reports and Financial Statements. The Seller has delivered to the Purchaser the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, along with its Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2003, June 30, 2003, and September 30, 2003, filed with the U.S. Securities and Exchange Commission (collectively, the "SEC Reports"). The information in the SEC Reports, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.8 Subsidiaries. Except as set forth in the SEC Reports, the Company does not own, directly or indirectly, any equity or debt securities of any corporation, partnership, or other entity.

            3.9 Litigation. Except as set forth in the SEC Reports, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Seller, threatened against or affecting the Company or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the consolidated financial condition, results of operations, prospects or business of the Company, and neither the Company nor any of its subsidiaries are subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department.


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

            3.10 Taxes. The Company has not filed Federal income tax returns or state or local income tax returns for the fiscal years 1999, 2000, 2001, or 2002. On or before the Closing, the Seller shall cause the Company to file all returns for such fiscal years as required by law. The Seller shall pay all taxes as shown on such returns or on any assessment received subsequent to the filing of such returns, any income tax resulting from assessments or adjustments to such returns, and any penalties or fees assessed in connection with such returns.

            3.11 Securities Law Compliance. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement, the offer, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect ("Securities Act"), and registration of the Shares under the Securities Act is not required.

            3.12 Liabilities. Except for obligations disclosed in the SEC Reports, the Company has no liabilities, contingent or otherwise. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company will have no liabilities as of the Closing.

            3.13 Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale of the Shares pursuant to this Agreement have been or will be, on a timely basis, duly obtained and are effective. No stop order or other order enjoining the sale of the Shares have been issued and no proceedings for such purpose are pending or, to the knowledge of the Seller, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. The sale of the Shares is legally permitted by all laws and regulations to which the Purchaser, the Seller, and the Company are subject.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser hereby represents, warrants and covenants with the Seller as follows:

            4.1 Legal Power. The Purchaser has the requisite power to purchase the Shares hereunder, and to carry out and perform his obligations under the terms of this Agreement.

            4.2 Due Execution. This Agreement has been duly executed and delivered by Purchaser, and, upon due execution and delivery by the Seller, this Agreement will be a valid and binding agreement of the Purchaser.


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

            4.3 Receipt and Review of SEC Reports. The Purchaser represents that the Purchaser has received and reviewed the SEC Reports and has been given full and complete access to the Company for the purpose of obtaining such information as the Purchaser or his qualified representative has reasonably requested in connection with the decision to purchase Shares. The Purchaser represents that he has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as the Purchaser or the Purchaser's qualified representative have found necessary to make an informed investment decision to purchase the Shares.

            4.4 Restricted Securities. The Purchaser has been advised that the Shares have not been registered under the Securities Act or any other applicable securities laws and that the Shares are being offered and sold pursuant to
Section 4(1) of the Securities Act, and that the Company's reliance upon Section 4(1) is predicated in part on the Purchaser's representations as contained herein.

                  4.4.1 The Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.

                  4.4.2 The Purchaser acknowledges that the sale of the Shares contemplated by this Agreement has not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

                  4.4.3 The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

                  4.4.4 The Purchaser understands and acknowledges that the Shares will bear the following legend:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

                  4.4.5 The Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions. The Purchaser acknowledges that


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

such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares. Purchaser is further aware that the Company has covenanted to the National Association of Securities Dealers that the Company will not allow the Shares to be freely traded unless the sale of such Shares is first registered with the Securities & Exchange Commission pursuant to the Securities Act of 1933.

            4.5 Purchaser Sophistication and Ability to Bear Risk of Loss. The Purchaser acknowledges that he is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser's financial condition. The Purchaser otherwise has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

            4.6 Purchases by Groups. The Purchaser represents, warrants and covenants that he is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            4.7 SEC Compliance. The Purchaser covenants that he will use his best efforts to cause the Company to comply with, and make all filings required by, all federal and state securities laws and regulations, as well all applicable laws, rules, and regulations.

      5. COVENANTS.

            5.1 Release by Seller. Specifically excepting therefrom the indemnification provisions of Article IX of the Company's Restated Articles of Incorporation filed on or about October 2, 2000 with the Utah Division of Corporations and all applicable statutory indemnification provisions or any such other indemnification provisions in the Company's Articles of Incorporation, Bylaws, or corporate resolution, the Seller, on behalf of himself and each of his respective agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through them, and all persons acting by, through, under or in concert with any of them (the "Releasing Parties") hereby irrevocably and unconditionally forever release, remise, acquit and discharge the Company from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortious conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement which each of the Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against the Company.


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

            5.2 Indemnification by Seller. The Seller shall indemnify and hold the Purchaser and the Company harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (hereinafter referred to as "Claim"), including, but not limited to, the Released Claims, any liability described in Section 3.10, or any Claim for any "finder's fee" or similar fee (a "Finder's Fee Claim") against the Company, or, in the case of a Finder's Fee Claim, the Purchaser, that existed, or is based on any action or inaction that occurred, prior to the Closing Date.

            5.3 Indemnification Purchaser. The Purchaser shall indemnify and hold the Seller harmless in respect of any Claim arising out of a Finder's Fee Claim that is based on action or inaction by the Purchaser.

      6. MISCELLANEOUS.

            6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah.

            6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

            6.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            6.4 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            6.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers, or, to the extent such amendment affects only one Purchaser, by the Company and such individual Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.


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

            6.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

            If to the Seller:   Wallace Boyack
                                175 South Main Street, No. 1212
                                Salt Lake City, UT 84111
                                Fax No.: (801) 532-6200

            If to a Purchaser:  Silvestre Hutchinson
                                P.O. Box 1290
                                Zone 9A
                                Panama City
                                Republic of Panama

            6.7  Titles  and  Subtitles.   The  titles  of  the  paragraphs  and
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:

                                        /s/ Wallace Boyack
                                        ----------------------------------------
                                        Name:      Wallace Boyack
                                        Address:   175 South Main Street,
                                                   No. 1212
                                                   Salt Lake City, UT 84111
                                        Facsimile: (801) 532-6200

PURCHASER:

                                        /s/ Silvestre Hutchinson
                                        ----------------------------------------
                                        Name:      Silvestre Hutchinson
                                        Address:   P.O. Box 1290, Zone 9A
                                                   Panama City
                                                   Republic of Panama
                                        Facsimile: (011) 507-263-9810


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